Exhibit 99.1

Red Hat Reports Second Quarter Results

  Second quarter revenue of $281 million, up 28% year-over-year
  Second quarter GAAP EPS of $0.20, up 67% year-over-year; non-GAAP EPS of $0.29, up 53% year-over-year
  Second quarter deferred revenue of $813 million, up 25% year-over-year
  Second quarter operating cash flow of $77 million, up 20% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--September 21, 2011--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for its fiscal year 2012 second quarter ended August 31, 2011.

Total revenue for the quarter was $281.3 million, an increase of 28% from the year ago quarter. Subscription revenue for the quarter was $238.3 million, up 28% year-over-year.

“The combination of strong sales execution and customer demand led to second quarter revenue that was above our guidance and represented our fourth straight quarter of accelerating revenue growth,” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “We continued to win and strengthen relationships with enterprise customers who partner with Red Hat to reduce costs while modernizing their IT infrastructure to enable applications to run on bare metal, virtualization and in the cloud. Based on the strong first half results, we believe Red Hat remains well positioned to finish fiscal 2012 as the first billion dollar open source software vendor.”

GAAP operating income for the second quarter was $52.5 million, or 18.7% operating margin. After adjusting for stock compensation and amortization expenses as detailed in the tables below, non-GAAP operating income for the second quarter was $76.4 million, up 41% year-over-year. Non-GAAP operating margin was 27.2%, up 250 basis points from the year ago quarter.

Net income for the quarter was $40.0 million, or $0.20 per diluted share, compared with $23.7 million, or $0.12 per diluted share, in the year ago quarter. After adjusting for stock compensation and amortization expenses as detailed in the tables below, non-GAAP net income for the quarter was $56.5 million, or $0.29 per diluted share, as compared to $36.8 million, or $0.19 per diluted share, in the year ago quarter. Both GAAP and non-GAAP net income for the quarter included a discrete tax benefit of $2.1 million, approximately $0.01 per diluted share. Excluding this tax benefit, GAAP earnings per share would have been $0.19 and non-GAAP earnings per share would have been $0.28 for the quarter.

Operating cash flow was $77.1 million for the second quarter, as compared to $64.3 million in the year ago quarter. At quarter end, the company’s total deferred revenue balance was $813.2 million, an increase of 25% on a year-over-year basis. Total cash, cash equivalents and investments as of August 31, 2011 was $1.3 billion.

“Our investments in sales and R&D continued to pay off, producing market share gains, higher revenue and 30% year-over-year billings growth,” stated Charlie Peters, Executive Vice President and Chief Financial Officer of Red Hat. “Our productivity continued to improve as evidenced by non-GAAP operating income growth of 41% and cash flow growth of 20% in Q2. Moreover, year-to-date non-GAAP operating income grew 35% and operating cash flow grew 34% compared to the first half of last fiscal year.”

Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below. A live webcast of Red Hat's results will begin at 5:00 pm ET today and can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended.

About Red Hat, Inc.

Red Hat, the world's leading provider of open source solutions and an S&P 500 company, is headquartered in Raleigh, NC with over 70 offices spanning the globe. Red Hat provides high-quality, affordable technology with its operating system platform, Red Hat Enterprise Linux, together with cloud, virtualization, applications, management and Services Oriented Architecture (SOA) solutions, including Red Hat Enterprise Virtualization and JBoss Enterprise Middleware. Red Hat also offers support, training and consulting services to its customers worldwide. Learn more: http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to delays or reductions in information technology spending; the effects of industry consolidation; the ability of the Company to compete effectively; uncertainty and adverse results in litigation and related settlements; the integration of acquisitions and the ability to market successfully acquired technologies and products; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company's growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as the earthquakes and floods, including events in Japan. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

Red Hat Inc., Red Hat, the Shadowman logo and JBoss are registered trademarks of Red Hat in the U.S. and other countries. Linux is a registered trademark of Linus Torvalds.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2011	2010	2011	2010
Revenue:

Subscriptions	$238,337	$186,183	$463,870	$365,259
Training and services	42,983	33,578	82,196	63,646

Total subscription, training and services revenue	281,320	219,761	546,066	428,905

Cost of revenue:

Subscriptions	16,596	12,256	31,835	24,920
Training and services	30,043	23,446	57,251	44,019

Total cost of subscription, training and services revenue	46,639	35,702	89,086	68,939

Total gross profit	234,681	184,059	456,980	359,966

Operating expense:
Sales and marketing	99,730	79,434	197,056	153,998
Research and development	51,488	42,361	99,776	83,019
General and administrative	30,985	28,193	62,311	54,638

Total operating expense	182,203	149,988	359,143	291,655

Income from operations	52,478	34,071	97,837	68,311
Interest income	2,127	1,775	4,063	3,438
Other income, net	326	548	59	1,677

Income before provision for income taxes	54,931	36,394	101,959	73,426
Provision for income taxes	14,963	12,738	29,542	25,699

Net income	$39,968	$23,656	$72,417	$47,727

Net income-diluted	$39,968	$23,656	$72,417	$47,727

Net income per share:
Basic	$0.21	$0.13	$0.38	$0.25
Diluted	$0.20	$0.12	$0.37	$0.25

Weighted average shares outstanding:
Basic	192,937	189,027	193,046	188,477
Diluted	196,171	193,560	196,428	193,457

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	August 31,	February 28,
	2011	2011
	(Unaudited)
Current assets:
Cash and cash equivalents	$737,458	$642,630
Investments in debt and equity securities	199,781	217,970
Accounts receivable, net	175,703	184,741
Deferred tax assets, net	79,707	75,720
Prepaid expenses	66,557	62,364
Other current assets	1,583	1,133

Total current assets	1,260,789	1,184,558

Property and equipment, net	81,478	75,558
Goodwill	465,558	463,673
Identifiable intangibles, net	102,363	109,932
Investments in debt securities	363,862	331,791
Other assets, net	34,480	33,810

Total assets	$2,308,530	$2,199,322

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,142	$16,285
Accrued expenses	88,736	90,229
Deferred revenue	601,627	572,637
Other current obligations	457	650

Total current liabilities	706,962	679,801

Deferred lease credits	5,056	5,215
Long term deferred revenue	211,527	199,617
Other long term obligations	23,814	23,990
Stockholders' equity:
Common stock	22	22
Additional paid-in capital	1,664,433	1,610,238
Retained earnings	317,467	245,050
Treasury stock, at cost	(619,744)	(562,792)
Accumulated other comprehensive loss	(1,007)	(1,819)

Total stockholders' equity	1,361,171	1,290,699

Total liabilities and stockholders' equity	$2,308,530	$2,199,322

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2011	2010	2011	2010

Cash flows from operating activities:
Net income	$39,968	$23,656	$72,417	$47,727
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,147	11,689	25,886	23,411
Share-based compensation expense	18,753	15,675	34,940	28,849
Deferred income taxes	8,155	13,434	19,210	21,786
Excess tax benefits from share-based payment arrangements	(8,112)	(10,192)	(16,672)	(21,199)
Gain on sale of available-for-sale equity securities	(663)	(601)	(1,307)	(1,117)
Other	423	319	990	116
Changes in operating assets and liabilities:
Accounts receivable	(20,457)	(6,794)	11,585	12,732
Prepaid expenses	65	(4,153)	(3,228)	(4,744)
Accounts payable	(286)	2,187	(376)	(2,882)
Accrued expenses	3,614	6,712	(235)	8,252
Deferred revenue	22,851	13,439	24,121	12,381
Other	(357)	(1,087)	(19)	(384)

Net cash provided by operating activities	77,101	64,284	167,312	124,928

Cash flows from investing activities:
Purchase of available-for-sale debt securities	(220,436)	(110,021)	(401,286)	(220,364)
Proceeds from sales and maturities of available-for-sale debt securities	208,693	215,811	381,276	414,129
Proceeds from sales of available-for-sale equity securities	681	609	1,346	1,157
Purchase of strategic equity investments	(1,000)	-	(1,000)	-
Purchase of developed technologies and other intangible assets	(1,059)	(1,324)	(3,602)	(2,945)
Purchase of property and equipment	(11,523)	(8,371)	(20,179)	(15,093)

Net cash provided by (used in) investing activities	(24,644)	96,704	(43,445)	176,884

Cash flows from financing activities:
Excess tax benefits from share-based payment arrangements	8,112	10,192	16,672	21,199
Proceeds from exercise of common stock options	3,370	18,011	8,413	55,699
Purchase of treasury stock	(38,006)	(4,994)	(56,952)	(79,355)
Payments related to net settlement of employee share-based compensation awards	(2,952)	(1,135)	(11,985)	(8,190)
Payments on other borrowings	(94)	-	(688)	(877)

Net cash provided by (used in) financing activities	(29,570)	22,074	(44,540)	(11,524)

Effect of foreign currency exchange rates on cash and cash equivalents	4,348	7,795	15,501	(9,179)
Net increase in cash and cash equivalents	27,235	190,857	94,828	281,109
Cash and cash equivalents at beginning of the period	710,223	478,370	642,630	388,118

Cash and cash equivalents at end of period	$737,458	$669,227	$737,458	$669,227

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2011	2010	2011	2010

Cost of revenue	$1,842	$1,370	$3,631	$2,561
Sales and marketing	6,101	4,771	11,672	8,547
Research and development	4,883	4,080	9,077	7,435
General and administration	5,927	5,454	10,560	10,306
Total share-based compensation expense	$18,753	$15,675	$34,940	$28,849

Amortization of intangible assets expense included in Consolidated Statements of Operations:

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2011	2010	2011	2010

Cost of revenue	$1,216	$704	$2,195	$1,408
Sales and marketing	1,958	2,075	3,918	4,161
Research and development	1,157	925	2,313	1,850
General and administration	865	833	1,711	1,655
Total amortization of intangible assets expense	$5,196	$4,537	$10,137	$9,074

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2011	2010	2011	2010

GAAP net income	$39,968	$23,656	$72,417	$47,727

Provision for income taxes	14,963	12,738	29,542	25,699

GAAP income before provision for income taxes	$54,931	$36,394	$101,959	$73,426

Add: Non-cash share-based compensation expense	18,753	15,675	34,940	28,849
Add: Amortization of intangible assets	5,196	4,537	10,137	9,074

Non-GAAP adjusted income before provision for income taxes	$78,880	$56,606	$147,036	$111,349

Provision for income taxes (1)	22,388	19,812	43,516	38,972

Non-GAAP adjusted net income	$56,492	$36,794	$103,520	$72,377

Non-GAAP adjusted net income-diluted	$56,492	$36,794	$103,520	$72,377

Non-GAAP adjusted net income per share:
Basic	$0.29	$0.19	$0.54	$0.38
Diluted	$0.29	$0.19	$0.53	$0.37

(1) Provision for income taxes:
Non-GAAP adjusted net income before income tax provision	$78,880	$56,606	$147,036	$111,349
Estimated annual effective tax rate	31%	35%	31%	35%
Non-GAAP provision for income taxes before discrete tax benefit	$24,453	$19,812	$45,581	$38,972
Discrete tax benefit	2,065	-	2,065	-
Provision for income taxes on Non-GAAP adjusted net income	$22,388	$19,812	$43,516	$38,972

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2011	2010	2011	2010

GAAP gross profit	$234,681	$184,059	$456,980	$359,966

Add: Non-cash share-based compensation expense	1,842	1,370	3,631	2,561
Add: Amortization of intangible assets	1,216	704	2,195	1,408

Non-GAAP gross profit	$237,739	$186,133	$462,806	$363,935

Non-GAAP gross margin	85%	85%	85%	85%

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2011	2010	2011	2010

GAAP operating expenses	$182,203	$149,988	$359,143	$291,655

Deduct: Non-cash share-based compensation expense	(16,911)	(14,305)	(31,309)	(26,288)
Deduct: Amortization of intangible assets	(3,980)	(3,833)	(7,942)	(7,666)

Non-GAAP adjusted operating expenses	$161,312	$131,850	$319,892	$257,701

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2011	2010	2011	2010

GAAP operating income	$52,478	$34,071	$97,837	$68,311

Add: Non-cash share-based compensation expense	18,753	15,675	34,940	28,849
Add: Amortization of intangible assets	5,196	4,537	10,137	9,074

Non-GAAP adjusted operating income	$76,427	$54,283	$142,914	$106,234

Non-GAAP adjusted operating margin	27.2%	24.7%	26.2%	24.8%

CONTACT:
Red Hat Inc.
Media Contact:
Leigh Day, 919-754-4369
lday@redhat.com
or
Investor Relations:
Tom McCallum, 919-754-4630
tmccallum@redhat.com